SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2015
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Appointment of Directors.

On December 2, 2015, Mr. Brook Hinchman and Mr. Matthew R. Michelini and were appointed to serve as a members of the Board of Directors (the “Board”) of Aleris Corporation (the “Company”). In connection with these appointments, the size of the Board increased from nine to eleven.

Mr. Hinchman was appointed by the Oaktree Funds. He is an investment professional in Oaktree’s Distressed Debt group, where he serves as a vice president. Prior to joining Oaktree in 2010, Mr. Hinchman spent four years at Goldman, Sachs & Company, most recently in the Merchant Banking Division. Mr. Hinchman serves on the board of directors of Genesis Capital and Teleios. Mr. Hinchman received a BBA degree in Finance from the Tippie College of Business at the University of Iowa.
Mr. Michelini was appointed to serve as a Director of the Company. He is a partner at Apollo having joined in 2006. Investment funds managed by affiliates of Apollo beneficially own approximately 18.8% of the Company’s common stock. Prior to joining Apollo, Mr. Michelini was a member of the mergers and acquisitions group of Lazard Frères & Co. from 2004 to 2006. Mr. Michelini serves on the board of directors of Athene Holdings and Athene Asset Management Ltd. He previously served on the board of directors of Metals USA and Noranda Aluminum. Mr. Michelini graduated from Princeton University with a BS in Mathematics and a Certificate in Finance and received his MBA from Columbia University.
Consistent with the Company’s current policies for compensation of outside directors, both Mr. Hinchman and Mr. Michelini are eligible to receive compensation for their services to the Company on the same basis as other non-employee directors. This includes an annual restricted stock grant as well as an annual cash retainer payable in equal installments at the end of each calendar quarter with respect to service on the Board. As is the case for all Oaktree Directors, all cash and non-cash compensation paid to Mr. Hinchman with respect to his service as one of our Directors will be turned over to an Oaktree affiliate pursuant to an agreement between the Oaktree Funds and Mr. Hinchman as part of his employment with the Oaktree Funds. Additionally, Mr. Michelini has advised the Company that he will waive all cash and non-cash compensation from the Company with respect to his service as one of our Directors.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: December 8, 2015	/s/ I. Timothy Trombetta
By: I. Timothy Trombetta
Its: Vice President and Controller